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Exhibit 10.40

                      FIRST AMENDMENT TO LICENSE AGREEMENT

         This First Amendment To License Agreement ("Amendment") is made as of March __, 2003 with respect to that certain License Agreement dated November 14, 2000 by and between Agway Inc., a Delaware corporation ("Agway") and Planet Polymer Technologies Inc., a California corporation ("Planet") (the "Agreement") in contemplation of the following facts and circumstances:

         WHEREAS, Planet and Agway are concurrently terminating the License Agreement effective November 12, 1998 and the sublicense agreements related thereto and entering into that certain Sale and License Agreement (For Certain Technology For Use in Connection With Fruit, Vegetable, Floral, Nursery and Related Products) (the "FVFN Agreement") and that certain Sale and Licensing Agreement (For Certain Technology in Connection With Animal Feed, Fertilizer, and Related Products) (the "AFRP Agreement");

         NOW, THEREFORE, and in consideration of the covenants, conditions, and undertakings set forth herein and in the FVFN Agreement and AFRP Agreement, Agway and Planet agree to amend the Agreement as follows:

         1. Section 1 of the Agreement is hereby deleted and amended and restated as follows: "'Agway's Field of Business' shall have the meaning as defined in Section 3a, of the FVFN Agreement and Section 3a, of the AFRP Agreement, as such agreements may be amended from time to time by mutual agreement of the parties, in writing."

         2. Section 3 of the Agreement is hereby deleted and amended and restated as follows: "Subject to all of the terms and conditions of this Agreement as amended, Agway hereby grants to Planet, and Planet hereby accepts, an irrevocable, exclusive, worldwide, royalty free license under the Patent Rights to make, use, sell, offer to sell, sublicense and otherwise commercially exploit the subject matter of the inventions disclosed in the Patent Applications, or arising from any New Technology, as defined in this Agreement, owned by Agway, (the "Planet License"), provided, however, that (a) the Planet License shall be limited to only all uses other than and outside of Agway's Field of Business, and (b) "Products," as defined in the FVFN Agreement and the AFRP Agreement, are, without limitation, specifically excluded from the Planet License, provided further that, in the event, pursuant to the terms of the FVFN Agreement and the AFRP Agreement, Agway's License as defined in the FVFN Agreement and the AFRP Agreement, becomes no longer exclusive as to any one or more Products, as defined in the FVFN Agreement and the AFRP Agreement, the Planet License shall also include a non-exclusive, worldwide, royalty free license under the Patent Rights to make, use, sell, offer to sell, sublicense and otherwise commercially exploit in Agway's Field of Business the subject matter of the inventions disclosed in the Patent Applications, or arising from any New Technology, as defined in this Agreement, owned by Agway, only for such Products as to which Agway's License is no longer exclusive; provided further that until Agway's License, as defined in the FVFN Agreement and the AFRP Agreement, with respect to a Product or Products has terminated as provided in such agreements, Agway shall retain the nonexclusive right to make, use, sell, offer to sell, sublicense and otherwise commercially exploit such Product or Products

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notwithstanding the termination of Agway's exclusive License rights with respect to such Product or Products; and provided further that upon the termination of Agway's License pursuant to Section 15 of either the FVFN Agreement or the AFRP Agreement as to any "Product", (1) the Planet License shall become an irrevocable, exclusive, worldwide, royalty free license under the Planet Rights to all uses, including those contained within Agway's Field of Business and (2) such "Products," as defined in the FVFN Agreement and the AFRP Agreement shall be included in the Planet License."

         3. The phrase "New Technology" shall mean any technology acquired by Agway form Planet pursuant to section 4b and 9 of either the FVFN Agreement or the AFRP Agreement.

         4. Section 9 and Sub-Section 14c are hereby deleted in their entirety.

         5. Section 23 is amended to provide that the arbitration proceeding shall be held in Syracuse, New York, if instituted by Planet and in San Diego, California, if instituted by Agway. Any reference to Buffalo, New York is hereby deleted.

         6. Section 24 is hereby amended to provide that a copy of any written communication or notice to Planet shall also be given c/o Blanchard, Krasner & French, 800 Silverado Street, Second Floor, La Jolla, CA 92037,
Attention: Robert W. Blanchard.

         7. Except as amended and modified by this Amendment, the Agreement remains in full force and effect.

         8. Unless otherwise provided in this Amendment, any capitalized or defined terms used in this Amendment shall have the same meaning as provided in the FVFN Agreement and AFRP Agreement.

PLANET POLYMER TECHNOLOGIES, INC.          AGWAY, INC.

By: ______________________________         By: _________________________________

Title: ___________________________         Title: ______________________________

Date: ____________________________         Date: _______________________________

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